Investor Presentation First Quarter 2021 Exhibit 99.1

Forward-Looking Statements & Non-GAAP Financial Measures This presentation may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “estimate,” “expect,” “intend,” “may,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. The COVID-19 pandemic continues to impact general business and economic conditions as well as our customers, counterparties, employees, and third-party service providers. Continued uncertainty in market conditions could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. The ultimate magnitude and duration of the pandemic is still unknown at this time, therefore, the extent of the impact on our business, financial position, results of operations, liquidity and prospects remains uncertain. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically adjusted net income, adjusted diluted earnings per share, average tangible common equity, adjusted return on average assets, return on average tangible common equity, adjusted return on average tangible common equity, tangible common equity, tangible book value per common share, tangible assets, tangible common equity to tangible assets, net interest income – FTE, net interest margin – FTE, allowance for loan losses to loans, excluding PPP loans, adjusted noninterest expense and adjusted noninterest expense to average assets are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this presentation under the caption “Reconciliation of Non-GAAP Financial Measures.” 2

A Pioneer in Branchless Banking  Digital bank with unique business model and over 20 years of operations  Highly scalable technology driven business  Nationwide deposit gathering and asset generation platforms  Attractive lending niches with growth opportunities  History of strong growth and a clear pathway to greater profitability 3 $4.2B Assets $3.1B Loans $3.2B Deposits

Nationwide Branchless Deposit Franchise 4 $672.5 million 20.9% $280.5 million 8.7% $1,218.4 million 37.9% $545.2 million 16.9% $501.0 million 15.6% * As of March 31, 2021; $118 million of brokered deposits and $1.5 million of balances in US territories/Armed Forces included in headquarters/Midwest balance $3.2 Billion Total Deposits* 21.0% 5-year CAGR Nationwide consumer, small business and commercial deposit base Innovative technology and convenience supported by exceptional service Digital business model minimized operational disruptions due to COVID-19

Multiple Opportunities to Grow Deposits 5 Capitalize on the enduring trend toward branchless banking – consumers and small business are increasingly moving their banking business online, especially following the experience of COVID-19 Generate an increased level of lower-cost deposits as expansion of small-business, municipal and commercial relationships continue Selectively target consumer deposits in tech-centric markets – building off success with Gen-Xers Draw on over 20 years of branchless banking experience to attract more customers with best practices such as dedicated online relationship bankers delivering a superior client experience

National and Regional Asset Generation Platform 6 DIVERSIFIED ASSET GENERATION PLATFORM Commercial - National Commercial - Regional Single tenant lease financing Small business lending Public finance Healthcare finance (via relationship with Provide, f.k.a. Lendeavor) C&I – Central Indiana C&I – Arizona Investor CRE – Central Indiana Construction – Central Indiana Digital direct-to-consumer mortgages Specialty lending – horse trailers and RVs Consumer - National

Entrepreneurial Culture Key to Success 7 First Internet Bank has been recognized for its innovation and is consistently ranked among the best banks to work for, enhancing its ability to attract and retain top talent  American Banker’s “Best Banks to Work For” Eight years in a row  “Top Workplaces in Indianapolis” The Indianapolis Star Seven years in a row including being #8 in 2020, #1 in 2019, #4 in 2018 and #2 on the list in 2017  “Best Places to Work in Indiana” Five of last seven years  “Best Small Business Checking Account” – Newsweek ranking of “America’s Best Banks 2021”  “Best Online Banks 2021” – Bankrate and GoBanking Rates annual “Best Banking” awards  Top Rated Online Business Bank in 2017 – Advisory HQ  TechPoint 2016 Mira Award “Tech-enabled Company of the Year”  Magnify Money ranked #1 amongst 2016 Best Banking Apps (Banker’s “Online Direct Banks”)  Mortgage Technology 2013 awarded top honors in the Online Mortgage Originator category

Near-term Profitability Drivers Continued deposit repricing opportunity combined with stabilized asset yields provides significant opportunity to increase net interest income and net interest margin Annual interest expense savings of approximately $25 million expected for 2021 SBA platform is hitting its stride following last year’s accelerated sales and operations hiring SBA gain on sale revenue expected to be in the range of $14 – $15 million for 2021 Mortgage banking revenue expected to remain solid in the near-term Credit trends remain favorable with asset quality metrics among the industry’s best – relatively low levels of nonperforming loans and net charge-offs 8

First Quarter 2021 Highlights 9 1 See Reconciliation of Non-GAAP Financial Measures Loans and Deposits  Total portfolio loan balance comparable to 4Q20  Public finance, construction and SBA (PPP) experienced growth from 4Q20  Non-time deposit balances increased 3.4% from 4Q20 while CDs were down 8.9% Profitability and Capital  ROAA of 1.02% and ROATCE of 12.79%1  Tangible common equity / tangible assets increased 43 bps from 4Q20 to 8.12%1  Regulatory capital ratios increased from 4Q20 and remain strong Key Operating Trends  Cost of interest-bearing deposits declined 17 bps from 4Q20 to 1.12%  FTE net interest margin increased 27 bps from 4Q20 to 2.18%1  SBA loan sales contributed $1.7 million of fee revenue  Asset quality remained stable with NPAs to total assets of 0.34% Earnings  Diluted EPS of $1.05, up 69.4% from 1Q20  Quarterly net income of $10.5 million, up 73.6% from 1Q20  Total revenue of $28.9 million, up 36.1% from 1Q20

Meaningful Outperformance vs. Peers 10 1 Change from 1Q20 – 1Q21; Orange indicates median of publicly traded $3-$7bn asset U.S. banks, green represents top quartile; peer data includes FTE net interest margin data if available 2 Change from 3/31/2020 – 3/31/2021; Orange indicates median of publicly traded $3-$7bn asset U.S. banks, green represents top quartile 3 See Reconciliation of Non-GAAP Financial Measures Net Interest Margin Change1 (in bps) Share Price % Change2 Deposit Cost Change1 (in bps) Revenue % Change1 14% 37% 36% $3 - $7bn asset banks Top quartile INBK -51 -74 -111 $3 - $7bn asset banks Top quartile INBK 53% 88% 115% $3 - $7bn asset banks Top quartile INBK -29 5 53 $3 - $7bn asset banks Top quartile INBK Source: S&P Global Market Intelligence

History of Strong Organic Growth 11 Dollars in millions Total Loans Dollars in millions Total Assets CAGR: 21.1% vs. Peers1 at 14.5% $1,854 $2,768 $3,542 $4,100 $4,246 $4,189 2016 2017 2018 2019 2020 1Q21 Dollars in millions Shareholders’ Equity Dollars in millions Total Deposits CAGR: 23.4% vs. Peers1 at 14.4% CAGR: 20.4% vs. Peers1 at 15.4% CAGR: 20.9% 1 Source: S&P Global Intelligence; peer data represents median value of publically traded Small Cap banks with a market capitalization between $250 million and $1.0 billion as of March 31, 2021. CAGR from 2016 through 1Q2021. $1,251 $2,091 $2,716 $2,964 $3,059 $3,059 2016 2017 2018 2019 2020 1Q21 $1,463 $2,085 $2,671 $3,154 $3,271 $3,218 2016 2017 2018 2019 2020 1Q21 $154 $224 $289 $305 $331 $345 2016 2017 2018 2019 2020 1Q21

Consistent Earnings Growth and Increasing Profitability

Net Income[1,2,3,4,5]

Dollars in thousands



$12,074
$17,072
$15,226
$23,814
$21,900
$25,239
$31,084
$29,453
$35,514
$33,883
2016
2017
2018
2019
2020
TTM 1Q21

Diluted EPS[1,2,3,4,5]



$2.30
$2.39
$2.13
$2.50
$2.30
$2.51
$3.16
$2.99
$3.60
$3.43
2016
2017
2018
2019
2020
TTM 1Q21

Return on Average Assets[1,2,3,4,5]



0.74%
0.74%
0.66%
0.78%
0.72%
0.65%
0.73%
0.69%
0.83%
0.79%
2016
2017
2018
2019
2020
TTM 1Q21

Return on Average Tangible Common Equity[1,2,3,4,5]



10.12%
9.84%
8.77%
9.35%
8.60%
8.65%
10.06%
9.53%
11.28%
10.75%
2016
2017
2018
2019
2020
TTM 1Q21

1 See Reconciliation of Non-GAAP Financial Measures.
2 2017 reported net income of $15.2 million included the revaluation of the Company's net deferred tax asset which reduced net income by $1.8 million and negatively impacted Net Income, EPS, ROAA and ROATCE.
3 2018 reported net income of $21.9 million included a write-down of legacy other real estate owned which reduced net income by $1.9 million and negatively impacted Net Income, EPS, ROAA and ROATCE.
4 2020 reported net income of $29.5 million included a write-down of legacy other real estate owned which reduced net income by $1.6 million and negatively impacted Net Income, EPS, ROAA and ROATCE.
5 TTM 1Q2021 reported net income of $33.9 million included a write-down of legacy other real estate owned which reduced net income by $1.6 million and negatively impacted Net Income, EPS, ROAA and ROATCE.

FIRST INTERNET BANCORP

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Net Interest Income and Net Interest Margin  FTE net interest margin improved by 27 bps from 4Q20  Interest expense on deposits declined as: 1) higher cost CDs matured and were either replaced at lower rates or not renewed; and 2) full quarter impact of 4Q20 reduction in money market rates  Interest income on loans was relatively flat while the average balance of loans, including loans held-for-sale, was down $25.1 million, or 0.8%. 13 1 See Reconciliation of Non-GAAP Financial Measures Yield on Loans and Cost of Deposits NIM – GAAP and FTE1 4.11% 4.00% 3.88% 3.96% 4.07% 2.24% 1.94% 1.51% 1.29% 1.12% 1Q20 2Q20 3Q20 4Q20 1Q21 Yield on loans Cost of interest-bearing deposits $15.0 $14.4 $16.2 $18.9 $20.5 $16.6 $15.9 $17.7 $20.3 $21.9 1Q20 2Q20 3Q20 4Q20 1Q21 GAAP FTE 1.50% 1.37% 1.53% 1.78% 2.04% 1.65% 1.50% 1.67% 1.91% 2.18% 1Q20 2Q20 3Q20 4Q20 1Q21 GAAP FTE Net Interest Income – GAAP and FTE1 Dollars in millions

Net Interest Margin Drivers  Linked quarter NIM improvement was primarily attributable to the continued impact of lower deposit costs, and higher loan yields, supplemented by increased prepayment fees – Interest-earning asset yields increased 14 bps from 4Q20 and are expected to remain relatively stable in the near-term  Ongoing opportunity to continue lowering deposit costs – $807 million of CDs with a weighted average cost of 1.58% mature in the next twelve months – replacement cost is currently in the range of 45 bps – Higher cost CD maturities partially offset by growth in lower cost money market accounts 14 1 See Reconciliation of Non-GAAP Financial Measures NIM – FTE1 Linked-Quarter Change Monthly Rate Paid on Interest Bearing-Deposits 2.16% 1.80% 1.42% 1.23% 1.17% 1.13% 1.07% 0.90% 1.10% 1.30% 1.50% 1.70% 1.90% 2.10% 2.30% Mar-20 Jun-20 Sep-20 Dec-20 Jan-21 Feb-21 Mar-21 1.91% 2.18% +14 bps +17 bps -1 bp -3 bps

Noninterest Income  Noninterest income of $8.4 million, compared to $12.7 million in 4Q20 and $6.2 million in 1Q20  Mortgage banking revenue of $5.8 million, compared to $8.0 million in 4Q20 and $3.7 million in 1Q20  Gain on sale of loans of $1.7 million, compared to $3.7 million in 4Q20 and $1.8 million in 1Q20 15 $6.2 $5.0 $12.5 $12.7 $8.4 1Q20 2Q20 3Q20 4Q20 1Q21 $5.8 $1.7 $0.2 $0.3 $0.4 Mortgage banking activities Gain on sale of loans Service charges and fees Net loan servicing revenue Other Dollars in millions Noninterest Income 1Q21 Dollars in millions Noninterest Income

Noninterest Expense

- Noninterest expense of $15.3 million, compared to $14.5 million in 4Q20 and $13.5 million in 1Q20
  - Increase in salaries and employee benefits from 4Q20 due mainly to higher medical claims experience and seasonal resets of employee benefits and payroll taxes
  - Higher marketing expense and seasonal increase in consulting and professional fees
  - Other expense included a $0.3 million contribution to support not-for-profit organizations and community-based initiatives
- Noninterest expense / average assets remains well below the industry average

Noninterest Expense

Dollars in millions



Core
OREO write-down
$13.5
$13.2
$16.4 1
$14.3
$14.5
$15.3
1Q20
2Q20
3Q20
4Q20
1Q21

Noninterest Expense / Average Assets



Core
OREO write-down
1.32%
1.22%
1.52% 1
1.33%
1.34%
1.49%
1Q20
2Q20
3Q20
4Q20
1Q21

1 Noninterest expense includes the $2.1 million write-down of other real estate owned; see Reconciliation of Non-GAAP Financial Measures

First Internet Bancorp

16

Deposit Composition  Total deposits declined $53 million, or 1.6%, compared to 4Q20, and increased $39 million, or 1.2%, year-over-year  Money market and savings accounts increased by $54.9 million compared to 4Q20  CD and brokered deposit balances decreased $109.5 million compared to 4Q20  Cost of interest-bearing deposits declined 17 bps from 4Q20 to 1.12% 17 Total Non-Time Deposits - $1.7B as of 03/31/211 $100.7 3% $186.0 6% $51.3 2% $1,397.4 43% $1,482.2 46% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market accounts Certificates and brokered deposits $276.9 16% $107.3 6% $701.1 40% $650.1 38% Commercial Public funds Small business Consumer 1 Total non-time deposits excludes brokered non-time deposits Dollars in millions Total Deposits - $3.2B as of 3/31/21 Dollars in millions

Loan Portfolio Overview  Total loan portfolio balance was comparable to 4Q20, and up $166.6 million, or 5.8%, year-over-year  Commercial loan balances increased $4.1 million, or 0.2%, compared to 4Q20 driven primarily by growth in public finance, construction and small business/PPP, partially offset by prepayment activity in healthcare finance and single tenant lease financing  Consumer loan balances declined $4.0 million, or 0.8%, compared to 4Q20 due primarily to prepayment activity 18 Loan Portfolio Mix 1 Includes commercial and industrial and owner-occupied commercial real estate balances 2 Percentages may not add up to 100% due to rounding 11% 10% 10% 10% 10% 16% 16% 11% 8% 7% 1% 2% 4% 4%2% 4% 11% 17% 17%22% 26% 24% 20% 21%38% 34% 34% 31% 31% 2% 2% 2% 4% 5% 9% 7% 6% 6% 5% $2,091.0 $2,716.2 $2,963.5 $3,059.2 $3,058.7 2017 2018 2019 2020 1Q21 Commercial and Industrial Commercial Real Estate Single Tenant Lease Financing Public Finance Healthcare Finance Small Business Lending Residential Mortgage/HE/HELOCs Consumer Dollars in millions 1

Asset Quality  Asset quality metrics remain among the industry’s best, driven by a strong credit culture and lower-risk asset classes  Allowance for loan losses to total loans increased to 1.00% in 1Q21, or 1.02%, excluding PPP loans1  Quarterly provision for loan losses of $1.3 million, compared to $2.9 million in 4Q20 and $1.5 million in 1Q20  Linked quarter increase in nonperforming loans is due primarily to one C&I relationship  Net charge-offs to average loans remain low at 0.02%  Delinquencies 30 days or more past due of 0.23%, compared to 0.17% in 4Q20 and 0.32% in 1Q20 19 0.26% 0.27% 0.32% 0.33% 0.48% 1Q20 2Q20 3Q20 4Q20 1Q21 0.06% 0.12% 0.01% 0.04% 0.02% 1Q20 2Q20 3Q20 4Q20 1Q21 0.23% 0.24% 0.23% 0.24% 0.35% 1Q20 2Q20 3Q20 4Q20 1Q21 1 See Reconciliation of Non-GAAP Financial Measures NPLs / Total Loans NPAs / Total Assets Net Charge-Offs / Average Loans

Capital  Strong capital generation during the quarter resulted in the tangible common equity to tangible assets ratio increasing 43 bps to 8.12%  Tangible book value per share of $34.60, increasing 12.9% since 1Q20  Regulatory capital ratios remained strong at the Company and Bank levels 20 1 See Reconciliation of Non-GAAP Financial Measures Company Bank Total shareholders' equity to assets 8.23% 9.13% Tangible common equity to tangible assets1 8.12% 9.03% Tier 1 leverage ratio 8.46% 9.37% Common equity tier 1 capital ratio 11.81% 13.08% Tier 1 capital ratio 11.81% 13.08% Total risk-based capital ratio 15.18% 14.11% $23.04 $26.09 $27.93 $30.82 $33.29 $34.60 2016 2017 2018 2019 2020 1Q21 Tangible Book Value Per Share1 Regulatory Capital Ratios – March 31, 2021

Reconciliation of Non-GAAP Financial Measures

	2016	2017	2018	2019	2020	TTM 1Q21
Net income - GAAP	$12,074	$15,226	$21,900	$25,239	$29,453	$33,883
Adjustments:						
Write-down of other real estate owned	-	-	1,914	-	1,631	1,631
Net deferred tax asset revaluation	-	1,846	-	-	-	-
Adjusted net income	$12,074	$17,072	$23,814	$25,239	$31,084	$35,514
Diluted average common shares outstanding	5,239,082	7,149,302	9,508,653	10,044,483	9,842,425	9,854,627
Diluted earnings per share - GAAP	$2.30	$2.13	$2.30	$2.51	$2.99	$3.43
Adjustments:						
Effect of write-down of other real estate owned	-	-	0.20	-	0.17	0.17
Effect of net deferred tax asset revaluation	-	0.26	-	-	-	-
Adjusted diluted earnings per share	$2.30	$2.39	$2.50	$2.51	$3.16	$3.60
Total average equity - GAAP	$124,023	$178,212	$259,416	$296,382	$313,763	$319,978
Adjustments:						
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$119,336	$173,525	$254,729	$291,695	$309,076	$315,291
Return on average assets	0.74%	0.66%	0.72%	0.65%	0.69%	0.79%
Effect of write-down of other real estate owned	0.00%	0.00%	0.06%	0.00%	0.04%	0.04%
Effect of net deferred tax asset revaluation	0.00%	0.08%	0.00%	0.00%	0.00%	0.00%
Adjusted return on average assets	0.74%	0.74%	0.78%	0.65%	0.73%	0.83%
Return on average shareholders' equity	9.74%	8.54%	8.44%	8.52%	9.39%	10.59%
Effect of goodwill	0.38%	0.23%	0.16%	0.13%	0.14%	0.16%
Return on average tangible common equity	10.12%	8.77%	8.60%	8.65%	9.53%	10.75%
Return on average tangible common equity	10.12%	8.77%	8.60%	8.65%	9.53%	10.75%
Effect of write-down of other real estate owned	0.00%	0.00%	0.75%	0.00%	0.53%	0.53%
Effect of net deferred tax asset revaluation	0.00%	1.07%	0.00%	0.00%	0.00%	0.00%
Adjusted return on average tangible common equity	10.12%	9.84%	9.35%	8.65%	10.06%	11.28%

FIRST INTERNET BANCORP

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Reconciliation of Non-GAAP Financial Measures 22 Dollars in thousands 2016 2017 2018 2019 2020 1Q21 Total equity - GAAP $153,942 $224,127 $288,735 $304,913 $330,944 $344,566 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $149,255 $219,440 $284,048 $300,226 $326,257 $339,879 Common shares outstanding 6,478,050 8,411,077 10,170,778 9,741,800 9,800,569 9,823,831 Book value per common share $23.76 $26.65 $28.39 $31.30 $33.77 $35.07 Effect of goodwill (0.72) (0.56) (0.46) (0.48) (0.48) (0.47) Tangible book value per common share $23.04 $26.09 $27.93 $30.82 $33.29 $34.60 Return on average shareholders' equity 9.74% 8.54% 8.44% 8.52% 9.39% 12.61% Effect of goodwill 0.38% 0.23% 0.16% 0.13% 0.14% 0.18% Return on average tangible common equity 10.12% 8.77% 8.60% 8.65% 9.53% 12.79%

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	1Q20	2Q20	3Q20	4Q20	1Q21
Total equity - GAAP	$305,127	$307,711	$318,102	$330,944	$344,566
Adjustments:					
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$300,440	$303,024	$313,415	$326,257	$339,879
Total assets - GAAP	$4,168,146	$4,324,600	$4,333,624	$4,246,156	$4,188,570
Adjustments:					
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$4,163,459	$4,319,913	$4,328,937	$4,241,469	$4,183,883
Common shares outstanding	9,801,825	9,799,047	9,800,569	9,800,569	9,823,831
Book value per common share	$31.13	$31.40	$32.46	$33.77	$35.07
Effect of goodwill	(0.48)	(0.48)	(0.48)	(0.48)	(0.47)
Tangible book value per common share	$30.65	$30.92	$31.98	$33.29	$34.60
Total shareholders' equity to assets	7.32%	7.12%	7.34%	7.79%	8.23%
Effect of goodwill	(0.10%)	(0.11%)	(0.10%)	(0.10%)	(0.11%)
Tangible common equity to tangible assets	7.22%	7.01%	7.24%	7.69%	8.12%
Net interest income	$15,018	$14,426	$16,232	$18,865	$20,525
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,535	1,437	1,424	1,400	1,356
Net interest income - FTE	$16,553	$15,863	$17,656	$20,265	$21,881
Net interest margin	1.50%	1.37%	1.53%	1.78%	2.04%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.15%	0.13%	0.14%	0.13%	0.14%
Net interest margin - FTE	1.65%	1.50%	1.67%	1.91%	2.18%

[1] Assuming a 21% tax rate

FIRST INTERNET BANCORP

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Reconciliation of Non-GAAP Financial Measures 24 Dollars in thousands 1Q20 2Q20 3Q20 4Q20 1Q21 Allowance for loan losses $22,857 $24,465 $26,917 $29,484 $30,642 Loans $2,892,093 $2,973,674 $3,012,914 $3,059,231 $3,058,694 Adjustments: PPP loans - (58,948) (58,337) (50,554) (53,365) Loans, excluding PPP loans $2,892,093 $2,914,726 $2,954,577 $3,008,677 $3,005,329 Allowance for loan losses to loans 0.79% 0.82% 0.89% 0.96% 1.00% Effect of PPP loans 0.00% 0.02% 0.02% 0.02% 0.02% Allowance for loan losses to loans, excluding PPP loans 0.79% 0.84% 0.91% 0.98% 1.02% Noninterest expense $13,486 $13,244 $16,412 $14,513 $15,317 Adjustments: Write-down of other real estate owned - - 2,065 - - Adjusted noninterest expense $13,486 $13,244 $14,347 $14,513 $15,317 Noninterest expense/average assets 1.32% 1.22% 1.52% 1.34% 1.49% Effect of write-down of other real estate owned 0.00% 0.00% 0.19% 0.00% 0.00% Adjusted noninterest expense/average assets 1.32% 1.22% 1.33% 1.34% 1.49%